Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES FOURTH QUARTER 2007 RESULTS

Revenue and Adjusted-EBITDA Exceed Guidance; Company Provides 2008 Outlook

Company Announces Settlement with the U.S. Federal Trade Commission

Westlake Village, CA – February 13, 2008 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the fourth quarter and fiscal year ended December 31, 2007. Highlights for the quarter included:

•	Revenue of $183.1 million, which exceeded previously issued guidance and increased 14 percent from the fourth quarter of 2006;

•	A settlement agreement with the U.S. Federal Trade Commission (FTC), subject to Department of Justice and presiding court approval, including a $2.9 million payment which the Company recorded in the fourth quarter of 2007;

•	Diluted net income per common share of $0.18, which was at the high end of the previously issued guidance range; and

•	Adjusted-EBITDA[1] of $45.6 million, which exceeded previously issued guidance.

The charge associated with FTC settlement payment, which was not included in the Company’s previously issued guidance, lowered diluted net income per common share by $0.03 and lowered adjusted-EBITDA by $2.9 million.

“We ended 2007 on a strong note and we are pleased to announce a settlement with the FTC,” said Tom Vadnais, chief executive officer of ValueClick. “While macroeconomic uncertainties are a current industry concern, we believe we are positioned to generate growth and healthy margins in 2008. Our diversified offerings and scale make us a preferred partner for major digital marketers in the U.S. and abroad.”

Fourth Quarter 2007 Results
Revenue for the fourth quarter of 2007 was $183.1 million, which exceeded the high end of the Company’s previously issued guidance and increased $22.7 million, or 14 percent, from $160.4 million for the fourth quarter of 2006. Fourth quarter 2007 results include three months of operations from MeziMedia, which was acquired in July 2007, and Shopping.net, which was acquired in December 2006.

Income before income taxes for the fourth quarter of 2007 was $32.5 million compared to $38.5 million for the fourth quarter of 2006. General and administrative expenses for the fourth quarter of 2007 included a $2.9 million charge related to the Company’s settlement with the FTC. Stock-based compensation expense and amortization of intangibles expense totaled $13.3 million for the fourth quarter of 2007, compared to $7.7 million for the fourth quarter of 2006.

Adjusted-EBITDA for the fourth quarter of 2007 was $45.6 million, which exceeded the high end of the Company’s previously issued guidance and compared to $46.1 million for the fourth quarter of 2006. The charge related to the FTC investigation lowered adjusted-EBITDA by $2.9 million in the fourth quarter of 2007.

Net income for the fourth quarter of 2007 was $18.1 million, or $0.18 per diluted common share, at the high end of the Company’s previously issued guidance and compared to $21.6 million, or $0.22 per diluted common share, for the fourth quarter of 2006. The charge related to the FTC investigation lowered diluted net income per common share by $0.03.

The consolidated balance sheet as of December 31, 2007 includes $287.5 million in cash, cash equivalents and marketable securities, more than $700 million in total stockholders’ equity and no long-term debt. In fiscal year 2007, the Company repurchased 2.3 million shares of its outstanding common stock for $44.0 million. Year-to-date for 2008, the Company has repurchased approximately 288,000 shares for $5.4 million. ValueClick currently has $50.6 million of authorization remaining on it stock repurchase program.

Fiscal Year 2007 Results
For the fiscal year ended December 31, 2007, ValueClick reported revenue of $645.6 million, an increase of $100.0 million, or 18 percent, from revenue of $545.6 million for fiscal year 2006. Pro forma year-over-year revenue growth was 17 percent in 2007.

Fiscal year 2007 income before taxes was $123.3 million compared to $110.1 million for fiscal year 2006. General and administrative expenses for fiscal year 2007 included a $2.9 million charge related to the Company’s preliminary settlement with the FTC. Stock-based compensation expense and amortization of intangibles expense totaled $44.4 million for fiscal year 2007, compared to $33.7 million for fiscal year 2006.

Fiscal year 2007 adjusted-EBITDA was $165.4 million compared to $145.1 million for fiscal year 2006. Net income for fiscal year 2007 was $71.2 million, or $0.71 per diluted common share, compared to $62.6 million, or $0.62 per diluted common share, for fiscal year 2006.

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income before interest, income taxes, depreciation, amortization, and stock-based compensation. Please see the attached schedule for a reconciliation of GAAP net income to adjusted-EBITDA, and a discussion of why the Company believes adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

Federal Trade Commission Investigation Update
Today, the Company announced in a separate press release that it has reached a settlement agreement with the FTC, subject to Department of Justice and presiding court approval.

In an effort to settle this matter, ValueClick has agreed to a settlement payment of $2.9 million without an admission of liability or conceding that the Company violated any laws. The settlement agreement is based on the FTC’s allegation that the Company utilized deceptive marketing practices to violate the CAN-SPAM Act and FTC Act, and relates solely to the past practices of the Company’s Hi-Speed Media division and not to any past or present practices of WebClients or any other ValueClick subsidiary.

In the fourth quarter of 2007, ValueClick recorded a $2.9 million charge related to the settlement discussed above. The Company also has completed its previously-announced initiative to consolidate its lead generation activities into the Company’s WebClients division, which now reports to the chief operating officer of U.S. Media, David Yovanno.

Senior Management Announcement
The Company also announced today that Sam Paisley, chief administrative officer, is resigning from his position, effective March 2, to pursue another opportunity. James Zarley, executive chairman, will continue to run the Company’s corporate development program. Gary J. Fuges, vice president of investor relations, and Tom Vadnais will continue to run the Company’s investor relations program. John Pitstick, chief financial officer, will join the investor relations team.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation expense may differ from these estimates based on the timing and amount of options granted, the assumptions used in option valuation and other factors. Actual income tax expense may differ from these estimates based on tax planning, changes in tax accounting rules and laws, and other factors.

Today, ValueClick is providing its initial fiscal year 2008 guidance ranges:

Fiscal Year 2008	Initial Guidance
Revenue	$730-$745 million
Adjusted-EBITDA	$185-$190 million
Diluted net income per common share	$0.78-$0.81

Fiscal year 2008 guidance for diluted net income per common share includes a reduction of $0.14 per diluted common share for stock-based compensation expense, and assumes a 42 percent effective tax rate.

Additionally, ValueClick is announcing guidance for the first quarter of 2008:

First Quarter 2008	Guidance
Revenue	$166-$170 million
Adjusted-EBITDA	$40-$41 million
Diluted net income per common share	$0.15-$0.16

First quarter 2008 diluted net income per common share guidance includes a reduction of $0.04 per diluted common share for stock-based compensation expense and assumes a 42 percent effective tax rate.

Conference Call Today
Tom Vadnais, chief executive officer, and John Pitstick, chief financial officer, will present an overview of the results and other factors affecting ValueClick’s financial performance for the fourth quarter during a conference call and webcast on February 13, 2008 at 1:30PM PT. Investors and analysts may obtain the dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The passcode is 1050849.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing services companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, lead generation, ad serving and related technologies, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, Smarter.com, CouponMountain.com, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, and the risk that legislation and governmental regulation could negatively impact the Company’s performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on March 1, 2007; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended December 31,
	(Unaudited)
	(Note 1)
	2007	2006
Revenue	$183,124	$160,436
Cost of revenue	58,047	47,789

Gross profit	125,077	112,647
Operating expenses:
Sales and marketing (Note 2)	53,631	47,620
General and administrative (Note 2)	24,167	15,594
Technology (Note 2)	9,573	8,183
Amortization of intangible assets	7,982	5,234

Total operating expenses	95,353	76,631

Income from operations	29,724	36,016
Interest and other income, net	2,796	2,440

Income before income taxes	32,520	38,456
Income tax expense (Note 3)	14,371	16,906

Net income	$18,149	$21,550

Basic net income per common share	$0.18	$0.22

Weighted-average shares used to compute basic net income per common share	98,177	98,567

Diluted net income per common share	$0.18	$0.22

Weighted-average shares used to compute diluted net income per common share	99,245	100,175

Note 1 – The condensed consolidated statements of operations include the results of Shopping.net and MeziMedia from the acquisition consummation dates (December 1, 2006 and July 30, 2007, respectively). Had these transactions been completed as of January 1, 2006, on an unaudited pro forma basis, revenue would have been $178.2 million, and net income would have been $23.0 million, or $0.23 per diluted common share, for the three-month period ended December 31, 2006. These unaudited pro forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had these transactions occurred on January 1, 2006, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation as follows:

	Three-month Period
	Ended December 31,
	(Unaudited)
	2007	2006
Sales and marketing	$1,577	$835
General and administrative	3,081	1,231
Technology	677	366

Total stock-based compensation	$5,335	$2,432

Note 3 – The Company’s income tax expense for the quarter ended December 31, 2007 is preliminary and subject to change based upon the completion of the Company’s final year-end tax-related procedures.

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended
	December 31,
	(Unaudited)
	(Note 1)
	2007	2006
Revenue	$645,616	$545,616
Cost of revenue	204,601	167,861

Gross profit	441,015	377,755
Operating expenses:
Sales and marketing (Note 2)	190,667	162,905
General and administrative (Note 2)	77,184	58,128
Technology (Note 2)	35,959	32,797
Amortization of intangible assets	25,949	21,801

Total operating expenses	329,759	275,631

Income from operations	111,256	102,124
Interest and other income, net	12,053	8,005

Income before income taxes	123,309	110,129
Income tax expense (Note 3)	52,068	47,555

Net income	$71,241	$62,574

Basic net income per common share	$0.72	$0.63

Weighted-average shares used to compute basic net income per common share	99,224	99,600

Diluted net income per common share	$0.71	$0.62

Weighted-average shares used to compute diluted net income per common share	100,518	101,721

Note 1 – The condensed consolidated statements of operations include the results of Shopping.net and MeziMedia from the acquisition consummation dates (December 1, 2006 and July 30, 2007, respectively). Had these transactions been completed as of January 1, 2006, on an unaudited pro forma basis, revenue would have been $690.4 million and $589.4 million, and net income would have been $74.7 million, or $0.74 per diluted common share, and $60.0 million, or $0.59 per diluted common share, for the years ended December 31, 2007 and 2006, respectively. These unaudited pro forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had these transactions occurred on January 1, 2006, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation as follows:

	Year Ended
	December 31,
	(Unaudited)
	2007	2006
Sales and marketing	$5,101	$4,429
General and administrative	10,937	5,258
Technology	2,449	2,253

Total stock-based compensation	$18,487	$11,940

Note 3 – The Company’s income tax expense for the year ended December 31, 2007 is preliminary and subject to change based upon the completion of the Company’s final year-end tax-related procedures.

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended December 31,
	(Unaudited)
	2007	2006
Net income (Note 2)	$18,149	$21,550
Less interest income, net	(2,796)	(2,440)
Plus provision for income taxes	14,371	16,906
Plus amortization of intangible assets	7,982	5,234
Plus depreciation and leasehold amortization	2,555	2,413
Plus stock-based compensation	5,335	2,432

Adjusted-EBITDA	$45,596	$46,095

	Year Ended
	December 31,
	(Unaudited)
	2007	2006
Net income (Note 2)	$71,241	$62,574
Less interest income, net	(12,053)	(8,005)
Plus provision for income taxes	52,068	47,555
Plus amortization of intangible assets	25,949	21,801
Plus depreciation and leasehold amortization	9,757	9,264
Plus stock-based compensation	18,487	11,940

Adjusted-EBITDA	$165,449	$145,129

Note 1 – “Adjusted-EBITDA” (earnings before interest, income taxes, depreciation, amortization, and stock-based compensation) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation expense. Management uses adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a baseline for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

Note 2 – Net income for the three-months and year ended December 31, 2007 included a $2.9 million expense related to the Company’s settlement with the U.S. Federal Trade Commission (FTC). As described in this release, the Company has reached a settlement with the FTC and is awaiting court approval. Excluding this reserve, adjusted-EBITDA would have been $48.5 million and $168.3 million for the three- and twelve-month periods ended December 31, 2007, respectively.

VALUECLICK, INC.
SEGMENT OPERATING RESULTS
(In thousands)

	Three-month Period Ended December 31,		Year Ended
	(Unaudited)		December 31,
			(Unaudited)
	2007	2006	2007	2006
Media:
Revenue	$91,774	$111,647	$386,735	$382,973
Cost of revenue	41,220	39,763	154,767	141,457

Gross profit	50,554	71,884	231,968	241,516
Operating expenses	30,957	43,557	145,394	147,323

Segment income from operations	$19,597	$28,327	$86,574	$94,193

Comparison Shopping:
Revenue	$45,808	$8,849	$92,020	$26,217
Cost of revenue	9,879	903	20,332	2,165

Gross profit	35,929	7,946	71,688	24,052
Operating expenses	26,164	5,904	54,239	20,976

Segment income from operations	$9,765	$2,042	$17,449	$3,076

Affiliate Marketing:
Revenue	$37,508	$32,728	$136,696	$112,150
Cost of revenue	6,502	6,047	26,374	19,770

Gross profit	31,006	26,681	110,322	92,380
Operating expenses	11,224	8,342	42,063	34,474

Segment income from operations	$19,782	$18,339	$68,259	$57,906

Technology:
Revenue	$9,085	$7,686	$32,538	$25,714
Cost of revenue	1,486	1,372	5,765	5,396

Gross profit	7,599	6,314	26,773	20,318
Operating expenses	3,902	3,239	14,139	12,696

Segment income from operations	3,697	$3,075	$12,634	$7,622

Total segment income from operations	$52,841	$51,783	$184,916	$162,797
Corporate expenses	(9,800)	(8,101)	(29,224)	(26,932)
Stock-based compensation	(5,335)	(2,432)	(18,487)	(11,940)
Amortization of intangible assets	(7,982)	(5,234)	(25,949)	(21,801)

Consolidated income from operations	$29,724	$36,016	$111,256	$102,124

Reconciliation of segment revenue to consolidated revenue:
Media	$91,774	$111,647	$386,735	$382,973
Comparison Shopping	45,808	8,849	92,020	26,217
Affiliate Marketing	37,508	32,728	136,696	112,150
Technology	9,085	7,686	32,538	25,714
Inter-segment eliminations	(1,051)	(474)	(2,373)	(1,438)

Consolidated revenue	$183,124	$160,436	$645,616	$545,616

VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2007	2006
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$82,767	$76,769
Marketable securities, at fair value	204,750	204,825
Accounts receivable, net	126,605	107,785
Other current assets	18,350	13,611

Total current assets	432,472	402,990
Property and equipment, net	19,357	18,995
Goodwill	439,532	278,070
Intangible assets, net	112,979	91,383
Other assets	6,247	1,828

TOTAL ASSETS	$1,010,587	$793,266

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$218,135	$87,414
Non-current liabilities	81,890	62,143

Total liabilities	300,025	149,557
Total stockholders’ equity	710,562	643,709

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,010,587	$793,266